STOCK PLEDGE AGREEMENT

This Stock Pledge Agreement is entered into as of February 28, 2007, by and between the individuals listed on Exhibit A (“Pledgors”) and La Jolla Cove Investors, Inc. (“Pledgee”).

WHEREAS, MultiCell Technologies, Inc. (“MultiCell” or the “Company”) and Pledgee are parties to those certain Debenture Purchase Agreement, Registration Rights Agreement and 7¾% Convertible Debenture, each dated February 28, 2007 (collectively the “Agreements”) pursuant to which MultiCell, Inc. has, among other things, sold a 7¾% Convertible Debenture (the “Debenture”) to Pledgee; and

WHEREAS, in order to induce the Pledgee to enter into the Agreements, purchase the Debenture, and advance Multicell $250,000 prior to an effective Registration Statement (as defined in the 7¾% Convertible Debenture), the Pledgors are entering into this Stock Pledge Agreement to provide collateral security for a portion of MultiCell’s obligations under the Agreements.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, in consideration of Pledgee entering into the Agreements, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.	Pledge

To secure the due and punctual payment and performance of MultiCell’s obligations under the Agreements only with respect to the repayment any accrued and unpaid interest thereon of the initial $250,000 advanced to the Company by the Pledgee prior to an effective Registration Statement for the transaction contemplated in the Agreements, Pledgors hereby pledge, hypothecate, assign, transfer and deliver unto the Pledgee, and hereby grants to the Pledgee a security interest in the following:

a.
2,527,638 shares of Multicell Common Stock listed in Exhibit A attached hereto (the “Pledged Securities”) and the certificates representing or evidencing the Pledged Securities, and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Securities;

b.
all other property hereafter delivered to the Pledgee in substitution for or in addition to any of the foregoing, all certificates and instruments representing or evidencing such other property and all cash, securities, interest, dividends, rights and other property at any time and from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all thereof; and

c.
all proceeds of all of the foregoing (all such Pledged Securities, additional shares, certificates, instruments, cash, securities, interest, dividends, rights and other property being collectively called the “Collateral”);

To have and to hold the Collateral, together with all rights, titles, interests, privileges and preferences appertaining or incident thereto, unto the Pledgee, its successors and assigns, subject, however, to the terms and conditions hereafter set forth.

2.	Representations and Warranties

The Pledgors represent and warrant as follows:

a.	The Pledgors own all of the Pledged Securities, free and clear of any liens, encumbrance, charge or security interest of any nature whatsoever, other than the security interest granted hereunder.

b.
All shares of stock included in the Pledged Securities are duly authorized and validly issued, fully paid, non-assessable and subject to no options to purchase or similar rights of any person or entity. The Pledgors are not and will not become a party to or otherwise bound by any agreement, other than this Pledge Agreement, which restricts in any manner the rights of any present or future hold of any of the Pledged Securities with respect thereto.

c.
This Stock Pledge Agreement has been duly executed and delivered by the Pledgors and constitutes a valid and binding obligation of the Pledgors. Upon delivery of the Pledged Securities to the Pledgee hereunder, the Pledgee will have valid and perfected security interests in the Collateral subject to no prior lien. No registration, recordation or filing with any governmental body, agency or official is required in connection with the execution or delivery of this Stock Pledge Agreement, or necessary for the validity or enforceability hereof or for the perfection of the security interest granted herein. The execution, delivery performance and enforcement of this Stock Pledge Agreement do not and will not contravene, or constitute a default under any provision of applicable law or regulation or of any agreement, judgment, injunction, order decree or other instrument binding upon the Pledgors or result in the creation or imposition of any lien (other than the security interests granted herein) upon any asset of the Pledgors.

3.	Delivery of Pledged Securities

All Pledged Securities delivered to the Pledgee by Pledgors pursuant hereto shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to Pledgee.

4.	Filing; Further Assurances

The Pledgors will, at their expense and in such manner and form as the Pledgee may reasonably require, execute, deliver, file and record any financing statement, specific assignment or other paper and take any other action that may reasonably be necessary or desirable, or that the Pledgee may reasonably request, in order to create, preserve, perfect or validate any security interest or to enable the Pledgee to exercise and enforce its rights hereunder with respect to any of the Collateral. To the extent permitted by applicable law, the Pledgors hereby authorize the Pledgee to execute and file, in the name of the Pledgors or otherwise, Uniform Commercial Code financing statements which the Pledgee in its sole discretion may deem necessary or appropriate to further perfect the security interest granted herein.

5.	Default

The occurrence of any of the following shall constitute a default hereunder:

a.	90 days elapses from the date of this Stock Pledge Agreement without an effective Registration Statement (as defined in the Debenture);

b.	any representation or warranty of the Pledgors contained herein shall be untrue in any material respect; or

c.	the Pledged Securities trade at a price below $0.16.

Upon the occurrence of a default, and when the Pledged Securities trade at a price of $0.40 or less, the Pledgee may exercise from time to time any rights and remedies available to it under the Uniform Commercial Code as in effect in California or otherwise available to it, including, but not limited to, sale, assignment or other disposal of the Pledged Securities in exchange for cash or credit. Any proceeds of any disposition of the Pledged Securities shall be applied first to the payment of the expenses of such sale or other realization, second to payment in full of all amounts owing under the Agreements with respect to repayment of the initial $250,000 advanced by Pledgee and any accrued and unpaid interest thereon, and finally, assuming sufficient funds remain after repayment of the initial $250,000 and accrued and unpaid interest thereon, 80% of any surplus remaining from such proceeds shall be paid to the Pledgors within four (4) business days of the sale of all of the Pledged Securities. Pledgors hereby personally guarantee repayment of any shortfall resulting from the sale of the Pledged Securities and repayment of the initial $250,000 amount advanced by Pledgee under the Debenture, plus any accrued and unpaid interest thereon.

6.	Termination

Upon the repayment by the Company or conversion into shares of Multicell’s Common Stock by Pledgee of the $250,000 and any accrued and unpaid interest thereon advanced to the Company by Pledgee under terms and conditions of the Agreements, this Stock Pledge Agreement shall terminate and all rights to the Collateral shall revert to the Pledgors. Upon any such termination, the Pledgee will, at Pledgors’ expense, execute and deliver to the Pledgors such documents as the Pledgors shall reasonably request to evidence such termination or the release of the Collateral.

7.	Notices

All notices, requests, demands or other communications required or permitted hereunder shall be in writing and shall be delivered personally, or sent by facsimile machine or by a nationally recognized overnight courier service, and shall be deemed given when so delivered personally, or by facsimile machine or overnight courier service as follows:

For Pledgors:

See Exhibit B attached hereto.

For Pledgee:

La Jolla Cove Investors, Inc.
7817 Herschel Avenue, Suite 200
La Jolla, CA 92037
Facsimile: 858-551-8779

8.	General Provisions.

a. Entire Agreement; Modifications; Waiver. This Stock Pledge Agreement constitutes the entire agreement between the parties pertaining to the subject matter contained in it, except for any other agreements referenced herein. This Stock Pledge Agreement supersedes all prior and contemporaneous agreements (other than those entered into in writing simultaneously with this Stock Pledge Agreement), representations, and understandings of the parties. No supplement, modification, or amendment of this Stock Pledge Agreement shall be binding unless executed in writing by all the parties. No waiver of any of the provisions of this Stock Pledge Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

b. Counterparts. This Stock Pledge Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments. Facsimile execution shall be deemed originals.

c. Severability. Each term, covenant, condition or provision of this Stock Pledge Agreement shall be viewed as separated and distinct, and in the event that any such term, covenant, condition or provision shall be held by a court of competent jurisdiction to be invalid, the remaining provisions shall continue in full force and effect.

d. Necessary Acts. Each party to this Stock Pledge Agreement agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions of this Stock Pledge Agreement.

e. Interest. At such time that money is either due to Pledgors or Pledgee, and if such amount is not paid within five business days, then that amount shall accrue interest at the rate of nine and three-quarters percent (9 ¾%) per annum.

f. Attorneys’ Fees. Should any party hereto employ an attorney for the purpose of enforcing or constituting this Stock Pledge Agreement, or any judgment based on this Stock Pledge Agreement, in any legal proceeding whatsoever, including insolvency, bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party or parties thereto reimbursement for all reasonable attorneys’ fees and all reasonable costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The “prevailing party” means the party determined by the court to most nearly prevail and not necessarily the one in whose favor a judgment is rendered.

g. Stop Transfer Order. In the event that any type of stop transfer order is given to the Company’s transfer agent regarding the Pledged Securities and, as a result thereof, Pledgee is unable to sell any portion of the Pledged Securities, the parties acknowledge that Pledgee will incur substantial damages as a result thereof, and Pledgors agrees to pay liquidated damages to Pledgee in the amount of $100,000, which shall be in addition to all other obligations of Pledgors hereunder.

h. Time of Essence. Time is of the essence in the performance of all obligations under this Stock Pledge Agreement.

i. Governing Law. The parties expressly agree that the laws of the State of California shall govern the validity, performance and enforcement of this Stock Pledge Agreement. Should either party institute legal suit or action for enforcement of any obligation contained herein, it is hereby agreed that the California courts shall have personal and in rem jurisdiction, and that venue of such suit or action shall be in the downtown branch of the courts of San Diego County, California.

j. Jury Trial Waiver. To the fullest extent permitted by law, each of the parties hereto hereby knowingly, voluntarily and intentionally waives its respective rights to a jury trial of any claim or cause of action based upon or arising out of this Stock Pledge Agreement or any other document or any dealings between them relating to the subject matter of this Stock Pledge Agreement and other documents.

SIGNATURE PAGE

IN WITNESS WHEREOF the parties have executed this Stock Pledge Agreement effective as of the day and year first above written.

Pledgors:	La Jolla Cove Investors, Inc.:

By: /s/Stephen MW Chang	By: /s/T.W. Huff

By: /s/W. Gerald Newmin	Its: Portfolio Manager

By: /s/Lucille Gomes

By: /s/Thomas Page

By: /s/Ed Sigmond

By: /s/Tony Altig

By: /s/Candace Dyer

By: /s/Frank Militello

By: /s/Jin Liu

By: /s/Henry Santangini

By: /s/Barbara Corbett

EXHIBIT A TO STOCK PLEDGE AGREEMENT

2,527,683 registered shares of common stock of MultiCell Technologies, Inc. owned by the following Pledgors:

W. Gerald Newmin

Stephen Chang

Tom Page

Ed Sigmond

Frank Militello

Lucille Gomes

Jin Liu

Henry Santangini

Barbara Corbett

Candance Dyer

Tony Altig

EXHIBIT B TO STOCK PLEDGE AGREEMENT

Individual Signature Pages for Pledgors.